CERTIFICATE OF INCORPORATION

                                       OF

                               Aura Systems, Inc.

     FIRST. The name of this corporation shall be:

                               AURA SYSTEMS, INC.

     SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is: One Hundred Million (100,000,000) shares of the par value of $.005 each, amounting to Five Hundred Thousand Dollars ($500,000.00).

     FIFTH. The name and mailing address of the incorporator is as follows:

                                    JANE S. KRAYER
                                    Corporation Service Company
                                    1013 Centre Road
                                    Wilmington, Delaware 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this second day of March, A.D. 1987

                           /s/ Jane S. Krayer
                  -----------------------------------------------------
                                    Jane S. Krayer
                                    Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AURA SYSTEMS, INC.

               (Under Section 242 of the General Corporation Law)

AURA SYSTEMS, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is AURA SYSTEMS, INC.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FOURTH" thereof in its entirety and by substituting in lieu of said Article the following provisions:

"FOURTH". The total number of shares of stock which this corporation is authorized to issue is: Five Hundred Ten Million (510,000,000) shares of the par value of $.005 each, amounting to Two Million Five Hundred Fifty Thousand Dollars ($2,550,000.00), of which Five Hundred Million (500,000,000) shares shall be Common Stock and Ten Million (10,000,000) Shares shall be Preferred Stock. The Preferred Stock shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions permitted under the General Corporation Law of the State of Delaware which the Board of Directors of the Corporation my fix by resolution.

THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 7th day of March, 2000.

                                /s/ Zvi Kurtzman
                                -----------------
                                Zvi (Harry) Kurtzman, Chairman of
                                The Board and Chief Executive Officer

ATTEST:

/s/ Michael Froch
Michael I. Froch, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AURA SYSTEMS, INC.

               (Under Section 242 of the General Corporation Law)



AURA SYSTEMS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is AURA SYSTEMS, INC.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FOURTH" thereof in its entirety and by substituting in lieu of said Article the following provisions:

"FOURTH". The total number of shares of stock which this corporation is authorized to issue is: Two Hundred Million (200,000,000) shares of the par value of $.005 each, amounting to One Million Dollars ($1,000,000.00).

THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 17th day of September, 1997.

                                   /s/ Zvi Kurtzman
                                   --------------------
                                   Zvi (Harry) Kurtzman, Chairman of
                                   the Board and Chief Executive Officer

ATTEST:

/s/ Michael I. Froch
------------------------------------